UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2013

FRANKLIN CREDIT MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54781	75-2243266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hudson Street Jersey City, New Jersey (Address of Principal Executive Offices)	07302 (Zip Code)

Registrant’s telephone number, including area code: (201) 604-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2013, Franklin Credit Management Corporation (“FCRM” or the “Company”) entered into an amendment to its lease for its office space, which, pursuant to the terms thereof, extended the lease on the 25th floor of 101 Hudson Street, Jersey City, NJ through December 31, 2019, at an annual base rate of: $1,168,377 for the year 2014 (a reduction of $2 per square foot based on 33,866 gross rentable square feet); $1,185,310 for 2015; $1,202,243 for 2016; $1,219,176 for 2017; $1,236,109 for 2018; and, $1,253,042 for 2019. In addition, the Company did not extend its lease for its 37th floor office space, and the Company will receive a four month credit for the monthly base rent on the 37th floor and other typical concessions, over the term of the agreement and subject to certain conditions. All other terms remain substantially unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Management Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2013

FRANKLIN CREDIT MANAGEMENT CORPORATION

By:	/s/ Kevin P. Gildea
Name:	Kevin P. Gildea
Title:	EVP, Chief Legal Officer & Secretary